Exhibit 5.3

                                  [PSE&G Logo]

                                                              May 3, 2004

Public Service Electric and Gas Company
80 Park Plaza, P.O. Box 570
Newark, NJ  07101-0570

      Re: $2,500,000,000 aggregate principal amount of Senior Debt Securities (the "Senior Debt Securities") to be issued in one or more series by Public Service Electric and Gas Company (the "Company") and/or Trust Preferred Securities (the "Preferred Securities") to be issued in one or more series by PSE&G Capital Trust III, PSE&G Capital Trust IV, PSE&G Capital Trust V, PSE&G Capital Trust VI, and PSE&G Capital Trust VII (the "Trusts") and Guarantees with respect to the Preferred Securities (the "Guarantees") and Deferrable Interest Subordinated Debentures (the "Subordinated Debentures") to be issued in one or more series by the Company.

Ladies and Gentlemen:

      I am General Corporate Counsel of the Company and, in that capacity, I have represented the Company in connection with the proposed issuance, from time to time, by the Trusts of the Preferred Securities and the execution and delivery by the Company of the Senior Debt Securities, the Guarantees and the Subordinated Debentures. The Senior Debt Securities will be issued under an indenture, dated as of December 1, 2000 (as supplemented from time to time, the "2000 Indenture") between the Company and First Union National Bank (now known as Wachovia Bank, National Association) as Trustee. The Subordinated Debentures will be issued under an indenture (as supplemented from time to time, the "Indenture") to be entered into between the Company and the Trustee. All capitalized terms used herein unless defined herein shall have the meanings specified in the Registration Statement hereinafter described.

      I and/or attorneys working under my supervision have conducted such investigations of laws and regulations as I have deemed necessary or appropriate for the purpose of rendering the opinions hereinafter expressed.

      The opinions expressed below are based on the following assumptions:

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      (a) Each of the Trusts have been duly  created  and are  validly  existing under the laws of the State of Delaware;

      (b) The Registration Statement on Form S-3 (the "Registration Statement") filed by the Company and the Trusts with respect to the Senior Debt Securities, the Preferred Securities, the Guarantees and the Subordinated Debentures will become effective;

      (c) The proposed transactions contemplated by the Registration Statement will be carried out on the basis set forth therein and in conformity with the authorizations, approvals, consents or exemptions under the securities laws of various states and other jurisdictions of the United States;

      (d) Prior to the issuance of any securities by the Company, an order of the Board of Public Utilities of the State of New Jersey will have authorized the issuance and sale of such securities and the execution of related indentures;

      (e) Prior to the issuance of any series of Senior Debt Securities, the Board of Directors of the Company (the "Board"), a committee thereof or the Sale and Pricing Committee of the Company ("Committee"), pursuant to delegated authority from the Board, will have authorized the issuance of, and established the terms of such series of Senior Debt Securities.

      (f) Prior to the issuance of any series of Preferred Securities, Guarantees and Subordinated Debentures:

            (i) the depositor of the Trust will authorize the issuance of, and determine the terms of, such series of Preferred Securities;

            (ii) the Indenture will have been executed and delivered by the Company, and the Board, a committee thereof or the Committee, pursuant to delegated authority from the Board, will have authorized the issuance of, and established the terms of the series of the Subordinated Debentures related to such series of Preferred Securities; and

            (iii) the Guarantee  related to such series of Preferred  Securities will have been executed and delivered by the Company in accordance with appropriate resolutions of the Board of Directors of the Company, a committee thereof or the Committee pursuant to such delegated authority.

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      (g) The  Indentures  and the  Guarantees  will each have been qualified in accordance with the provisions of the Trust Indenture Act of 1939, as amended.

      Based upon the foregoing and subject to the limitations herein, I am of the opinion that:

      1. The Company is a corporation duly organized and validly existing and authorized to exercise its corporate powers, rights and privileges under the laws of the State of New Jersey.

      2. When properly executed, authenticated and delivered as provided in the 2001 Indenture, the Senior Debt Securities will be legally issued, valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any securities payable in a foreign or corporate currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determine pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

      3. When properly executed, authenticated, delivered and paid for as provided in the Indenture, the Subordinated Debentures will be legally issued, valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any securities payable in a foreign or corporate currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determine pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States.

      4. When properly executed and delivered by the Company, the Guarantees will be valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and except further as enforcement thereof may be limited by requirements that a claim with respect to any securities payable in a foreign or corporate currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date

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determine  pursuant to  applicable  law or by  governmental  authority to limit, delay or prohibit the making of payments outside the United States.

      I express no opinions as to matters of law in jurisdictions other then the State of New Jersey. My opinions are rendered only with respect to the laws of the State of New Jersey and rules, regulations and orders thereunder which are currently in effect.

      This opinion does not cover the necessity of filings under the provisions of securities laws of any state in which the Senior Debt Securities and Preferred Securities may be sold.

      The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).

      I hereby consent to the use of this opinion as Exhibit 5.3 to the Registration Statement and to the references to me under the heading "Experts" in the Prospectus and Prospectus Supplement contained therein.

                                           Very truly yours,

                                           James T. Foran
                                           General Corporate Counsel